[MORRISON & FOERSTER LETTERHEAD]

June 6, 2001

Equity Office Properties Trust
Two North Riverside Plaza
Chicago, IL 60606

Spieker Properties, Inc.
Spieker Properties, L.P.
2180 Sand Hill Road
Menlo Park, CA 94025

Ladies and Gentlemen:

      Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 22, 2001, by and among Equity Office Properties Trust, a Maryland real estate investment trust (“Equity Office”), EOP Operating Limited Partnership, a Delaware limited partnership (“EOP Partnership”), Spieker Properties, Inc., a Maryland corporation (the “Company”) and Spieker Properties, L.P., a California limited partnership (the “Operating Partnership”), the Operating Partnership will merge with and into EOP Partnership and the Company will merge with and into Equity Office (collectively referred to herein as the “Merger”). The Merger is described in the Registration Statement on Form S-4 of Equity Office (the “REIT Registration Statement”) and the Consent Solicitation/Information Statement/Prospectus of Equity Office and EOP Partnership (the “Consent Solicitation” and, together with the REIT Registration Statement, the “Registration Statements”), filed on March 23, 2001 and April 6, 2001, respectively (each as amended through the date hereof), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

      In connection with the Merger, we have acted as special tax counsel to the Company and the Operating Partnership for the sole purpose of delivering this opinion, required by Section 6.2(d) of the Merger Agreement and in connection with the Registration Statements, regarding the Company’s status as a REIT and the Operating Partnership’s status as a partnership, in each case for federal tax purposes. Capitalized terms not defined herein shall have the meanings ascribed to them in the certificate (or incorporated therein by reference), dated June 6, 2001 (the “Certificate”), delivered to Morrison & Foerster llp by the Company and the Operating Partnership which provides certain representations by them relevant to this opinion.

Equity Office Properties Trust
Spieker Properties, Inc.
Spieker Properties, L.P.
June 6, 2001
Page Two

      In our capacity as special tax counsel to the Company and the Operating Partnership and for purposes of rendering this opinion, we have examined and relied upon the following, with your consent: (i) the Certificate, (ii) the Merger Agreement and the Registration Statements, (iii) the Partnership Agreement and (iv) such other documents we have considered relevant to our analysis. In our examination of such documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents.

      Furthermore, our opinion is based on (a) our understanding of the facts as represented to us in the Certificate and (b) the assumption that (i) the Company and the Operating Partnership are operated, and will continue to be operated, in the manner described in the Certificate, (ii) the facts contained in the Merger Agreement and the Registration Statements are true and complete in all material respects, and (iii) all representations of fact contained in the Certificate are true and complete in all material respects. We have not undertaken any independent inquiry into or verification of these facts either in the course of our representation of the Company and the Operating Partnership or for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate. In the course of our representation of the Company and the Operating Partnership and in rendering this opinion we have not, however, acquired any actual knowledge of facts that are contrary to the representations that have been made to us and upon which we have relied. As used in the preceding sentence, “actual knowledge” refers to the actual knowledge of Michael S. Powlen, Stephen L. Feldman, Raj Tanden and Joy S. MacIntyre, who are the only attorneys currently at Morrison and Foerster L.L.P. who have assisted in the representation of Spieker Properties, Inc. and Spieker Properties, L.P. in connection with federal income tax matters relevant to this opinion.

      We also note that the tax consequences addressed herein depend upon the actual occurrence of events in the future, which events may or may not be consistent with any representations made to us for purposes of this opinion. In particular, the qualification and taxation of the Company as a REIT for federal income tax purposes depend upon the Company’s ability to meet on a continuing basis certain distribution levels, diversity of stock ownership, and the various qualification tests imposed by the Code. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

      Our opinion herein is based on existing law as contained in the Code, the Treasury Regulations promulgated thereunder, administrative pronouncements of the IRS and court decisions as of the date hereof. The provisions of the Code and the Treasury Regulations, IRS administrative pronouncements and case law upon which this opinion is based could be changed at any time, perhaps with retroactive effect. In addition, some of the issues under existing law that could significantly affect our opinion have not yet been authoritatively addressed by the IRS or the courts, and our opinion is not binding on the IRS or the courts. Hence, there can be no assurance that the IRS will not challenge, or that the courts will agree, with our conclusions.

Equity Office Properties Trust
Spieker Properties, Inc.
Spieker Properties, L.P.
June 6, 2001
Page Three

      Based upon, and subject to, the foregoing and the next paragraph below, we are of the opinion that, as of the date hereof:

      (i) Commencing with its taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and

      (ii) the Operating Partnership has been, during and since October 15, 1993, and continues to be treated for federal income tax purposes as a partnership and not as a corporation or association taxable as a corporation.

      We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the IRS, and court decisions.

      This opinion is being furnished to you in connection with the Registration Statements. You may rely upon and refer to the foregoing opinion in the Registration Statements. In addition, Sullivan & Cromwell and Hogan & Hartson L.L.P. may rely upon and refer to this opinion in rendering their opinions regarding the material federal income tax consequences of the Merger and, in the case of Hogan & Hartson L.L.P., regarding the REIT qualification of Equity Office and the partnership status of EOP Partnership for federal tax purposes. Except as provided in the following paragraph, this opinion may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.

      We hereby consent to the use of our name in the Consent Solicitation under the captions “MATERIAL FEDERAL INCOME TAX CONSEQUENCES–Summary of Tax Opinions Relating to the Partnership Merger; –Tax Status of Spieker Partnership; –REIT Qualification of Equity Office Following the Mergers” and “LEGAL MATTERS” and in the REIT Registration Statement under the captions “MATERIAL

Equity Office Properties Trust
Spieker Properties, Inc.
Spieker Properties, L.P.
June 6, 2001
Page Four

      FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER–REIT Qualification of Spieker and Equity Office” and “LEGAL MATTERS” and to the filing of this opinion as an Exhibit to the Registration Statements. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ MORRISON & FOERSTER